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                                                                   EXHIBIT 10.18

                       NETLOGIC/VIRAGE LOGIC MEMORANDUM OF
                        UNDERSTANDING FOR CAM COMPILERS

PURPOSE

        To establish a proposed relationship between NetLogic Microsystems, Inc. (NetLogic) and Virage Logic Corporation (Virage) to develop and market memory Compilers that utilize NetLogic CAM technology in order to speed proliferation of the NetLogic CAM technology and Virage memory compiler technology. It is the intent of the parties to use this Memorandum of Understanding (MOU) to agree on a basic framework for the proposed relationship.

        It is further the intent of the parties that revenue generated based on the Compilers will come from customers of Virage or NetLogic. The parties do not intend to receive revenue from each other except for specific circumstances indicated below.

        Following the signature of this MOU, both NetLogic and Virage agree to use their best efforts to conclude a Formal Contract within 60 days of the signature of this MOU. Until such time as the Formal Contract is signed, none of the terms of this MOU are binding on either party.

TERM

        This MOU is effective when signed by both parties (Effective Date) and expires when the parties enter into the Formal Contract or one year after the Effective Date.

DEFINITIONS

        A. "Embedded CAM Technology" shall mean (i) all NetLogic architecture, circuitry, design, database information, and layout information including documents, data, inventions (whether patentable or patented), and other intellectual property rights related to CAMs in existence prior to, or developed by NetLogic during, the term of this Agreement, and incorporated into the Embedded Product, and (ii) corresponding Embedded Product-related technical information, documents, data, inventions (whether patentable or patented), and other intellectual property rights in existence as of the Effective Date or developed by NetLogic during the term of this Agreement, which are necessary for the utilization in integrated circuits of the technology described in (i).

        B. "Subsidiary(ies)" of a party shall mean a corporation or other entity of which such party directly or indirectly owns or controls more than fifty percent (50%) of the voting stock. Corporations or other entities shall be considered Subsidiaries only as long as such ownership or control exists. For the purposes of this MOU, subsidiaries shall always exclude any of the competitors of either party identified in Attachment A.


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        C. "Third Party" shall mean any party other than NetLogic, Virage,
NetLogic Subsidiaries, and Virage Subsidiaries.

        D. "Compiler" shall mean a software tool used by Virage, NetLogic or customers to develop a Virtual Component or an Embedded Product for the customer and consists of: (i) object code versions of a set of executable software program(s), (ii) libraries containing design elements of memory cell arrays and control logic, and (iii) all related documentation.

        E. "Virtual Component" shall mean a component based on or incorporating NetLogic's Embedded CAM Technology and generated for a customer using the jointly developed Compiler, and for use by NetLogic's and/or Virage's customers who have established a license agreement with NetLogic to use NetLogic's Embedded CAM Technology.

        F. "Instance" shall mean an output file of a specific "Virtual Component" generated from the CAM Compiler and provided by Virage to a Third Party Licensee according to the Third Party Licensee's specific requirement on a per-design basis.

        G. "Embedded Product" shall mean the semiconductor product that incorporates the Virtual Component, and modifications thereof as agreed to by NetLogic and a Third Party Licensee. The Embedded Product shall include the end product of a Third Party Licensee including System Integrated Circuits (ICs), including but not limited to a microprocessor, microcontroller, DSP product, or system-on-a-chip (SOC) products, and Application Specific Integrated Circuits (ASICs). The Embedded Product shall exclude all products designed as stand-alone CAM products, including those designed to JEDEC-standard pin-out for stand-alone CAM products. The Embedded Product shall also exclude all products that compete with NetLogic products and Virage products existing or under development during the term of this MOU and the Formal Contract.

        H. "Third Party Licensee" shall mean a Third Party that has a written license agreement with NetLogic to use the Virtual Component in an Embedded Product provided by the Third Party.

        I. "Licensed Foundry" shall mean a foundry that has established a license with NetLogic to manufacture the Virtual Component in a particular process for an Embedded Product provided by a Third Party.

        J. "CAM Compiler" shall mean a Compiler as defined in D. above that incorporates the NetLogic Embedded CAM Technology as defined in A. above as the base memory technology to generate Instances for use in Embedded Products.

PRODUCT

        NetLogic and Virage shall develop a binary and/or ternary CAM Compiler based on NetLogic's CAM technology for a Licensed Foundry and process.

        If a customer for the CAM Compiler has already been identified, the high-level functional


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description of the CAM Compiler (the "Specification') shall be mutually developed by NetLogic, Virage and the customer. If a customer for the CAM Compiler has not already been identified, then the Specification of the CAM Compiler shall be mutually developed and mutually agreed to by NetLogic and Virage before the start of the project. The schedule for the CAM Compiler Specification shall be developed jointly by NetLogic and Virage.

        NetLogic and Virage agree to use their best efforts to engineer the CAM Compiler such that Virtual Components generated therefrom include BIST, redundancy and/or fuse programming to increase yield and density. Virage shall provide the plans for all DFT planned including but not limited to BIST and diagnostics. Virage and NetLogic agree to work together to determine the amount and type of DFT to be included in the CAM Compiler. NetLogic and Virage agree to determine, before start of the project, whether to optimize the CAM Compiler to one or mom of the following particular parameters: low power, speed, area or density.

        The date for the start of development of the first CAM Compiler is to be determined and shall be after the parties obtain a first customer for the first CAM Compiler. Additional CAM Compilers for additional foundries and/or processes may be developed under the terms of the Formal Contract as required to meet customer demand.

        CUSTOMERS

        Potential customers of NetLogic and Virage can be characterized as (1) Customer Owned Tooling (COT) customers, and (2) semiconductor Integrated Device Manufacturers (IDMs). A customer requires a CAM Instance for a specific Embedded Product or a CAM Compiler for generating multiple Instances for corresponding Embedded Products.

        COT CUSTOMERS

        The COT customer is the fabless IC or Systems Company that directly contracts with a Licensed Foundry to have the Embedded Product fabricated. It is anticipated that the COT customer will purchase the Instance for a specific Virtual Component, or the CAM Compiler to generate Virtual Components, for its Embedded Products that will be manufactured at a specific Licensed Foundry. Although a relationship with Licensed Foundries will be important in order to initially develop CAM Compilers for their processes and to market the results to their customers, the parties shall not sell the CAM Compilers to the Licensed foundries themselves.

        IDM CUSTOMERS

        The IDM customer is a vertically integrated semiconductor or systems company that owns or operates their own wafer fabrication facility. It is anticipated that the IDM customer will purchase the CAM Compiler to generate Virtual Components for its Embedded Products that will be manufactured at its own facility.

        BUSINESS


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        NetLogic shall grant Virage a royalty-free, non-transferable, non-exclusive license, for the duration of the MOU and Formal Contract, to use NetLogic's Embedded CAM Technology only in connection with development and sale of the CAM Compilers or Instances generated pursuant to the Formal Contract.

        If any customer wishes to add their own proprietary technology to NetLogic's Embedded CAM Technology, Virage may build products subject to approval from NetLogic and agreement on suitable licensing fees to NetLogic from the customer or Virage. Ownership of the resultant product shall be determined on a case-by-case basis between NetLogic, Virage and the customer.

        If any customer decides not to use NetLogic's Embedded CAM Technology, Virage is free to build custom CAM components and compilers utilizing other CAM technologies for the customer's internal and other use provided that the custom CAM components and compilers are not offered for general commercial sale by Virage, and do not use, and are not based on, any proprietary or confidential NetLogic information (including know-how) disclosed to, or learned by, Virage prior to, during, or subsequent to this agreement. Virage agrees to notify NetLogic of their intent to enter into such an agreement. Virage also agrees to provide NetLogic with a high level product description of the custom CAM component. Under these circumstances, Virage and NetLogic agree to discuss the product description and compiler to determine the best means for protecting each parity's intellectual property and business interests.

        Similarly, if a customer decides that they would like to use NetLogic's Embedded CAM Technology, but would like to use its own or other compiler technology to develop a Compiler or Instance, then NetLogic is free to provide NetLogic's Embedded CAM Technology to the customer for the development of the compiler for the customer's internal and other use provided that the resultant compiler is not offered for general commercial sale by NetLogic, and does not use, and is not based on, any proprietary or confidential Virage information (including know-how) disclosed to, or learned by, NetLogic prior to, during, or subsequent to this agreement. NetLogic agrees to notify Virage of their intent to enter into such an agreement. NetLogic also agrees to provide Virage with a high level product description of the custom Compiler or Instance. Under these circumstances, Virage and NetLogic agree to discuss the product description and compiler to determine the best means for protecting each party's intellectual property and business interests.

        The parties agree to determine, on a case-by-case basis, the compensation and payment terms of such compensation to be provided to Virage by NetLogic for NetLogic's own use of the developed CAM Compiler incorporating Virage's Compiler Technology and NetLogic Embedded CAM Technology to develop a NetLogic's stand-alone integrated circuit device.

        NetLogic agrees to use its best efforts to license the use of its Virtual Component to Third Parties, including those referred to NetLogic by Virage, under reasonable terms and conditions that are demonstrably free of any unfair discrimination. NetLogic reserves the right, however, to determine, in its sole discretion whether to license the use of NetLogic's


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Embedded CAM Technology to any IDM customer. NetLogic also reserves the right to not license the use of NetLogic's Embedded CAM Technology to IDM customers if the IDM customers do not agree to include a grant back clause to NetLogic in the license agreement for rights to future inventions developed by the IDM customer.

        For COT customers, Virage and NetLogic agree to continue discussions during the next sixty (60) days, and to formalize in the Formal Contract, a framework in which COT customers obtain rights to make, use, sell, or offer to sell NetLogic's Embedded CAM Technology as part of the CAM compiler.

        PRICING AND ALLOCATION OF SALES REVENUE

        The parties agree that the overall pricing to the customer shall be determined by a fair market value and shall be based on value to the customer. A Pricing Model shall be established in the Formal Contract and shall be based on the following five components:

        (1) a Non-Recurring Engineering (NRE) fee based on the amount of time and/or resources expended by the respective parties to develop a subject compiler for the respective foundry and/or process;

        (2) a compiler or instance license fee based on the core values of the respective intellectual properties, that can be in the form, for example, of an initial license fee, royalties based on the selling price of the wafers or Embedded Product, or both;

        (3) a technology license fee paid by the CAM technology licensee based on the core value of NetLogic's CAM intellectual property, that can either be in the form, for example, of an initial license fee, royalties based on the selling price of the wafer or Embedded Product, or both;

        (4)     royalties based on a percentage of the Average Selling Price
                (ASP) of the Embedded Product paid by COT foundry as part of a library royalty program; and

        (5)     a maintenance fee for the Instance or the Compiler.

        The overall sales revenue collected by the parties shall be allocated between the parties based on the amount of contributions from each party, fair sharing and compatibility with each party's license business model. Allocation of sales revenue between the parties shall reflect the five components discussed above and shall be further defined in the Formal Contract. The Formal Contract shall also address the method for collecting sales tax and allocating tax liability between the parties.

        INSTANCES

        For any potential CAM Instance customer (whether COT or IDM), the parties anticipate that Virage will take the lead position in determining the customer's needs and obtaining the order from the customer. In some situations, however, NetLogic may make the initial customer contact, determine the customer's needs and obtain the order from the customer.

        The CAM Instance generated for the customer is to be targeted for a specific process of a Licensed Foundry for a COT customer or a specific process for an IDM customer. For the


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sale of a CAM Instance, Virage will generate the Instance and provide necessary customer support to incorporate the Instance (as a Virtual Component) into the customer's Embedded Product, with the assistance from NetLogic if needed. Under this assumption, Virage shall receive and retain substantially the entire NRE fee and/or the instance license from its sale or licensing agreement with the customer.

        If NetLogic provides support for generation of an Instance, then NetLogic and Virage agree to split the NRE fee and/or the instance license based on the amount of time and/or resources expended by the respective parties in accordance with the method established in the Formal Contract. Before the parties begin any CAM Compiler development where Net Logic provides support for the generation of Instances, the parties shall agree upon the resources to be expended by each.

        Virage shall provide the customer maintenance services if needed and retain the entire maintenance fee. NetLogic shall independently establish a technology license relationship with the customer for use of NetLogic's Embedded CAM Technology in each Instance. NetLogic shall receive and retain all compensation, including a license fee and a royalty, from its separate licensing arrangement with the Customer consistent with its established license business model.

        COMPILERS

        Any potential CAM Compiler customer may be approached by either company to determine the need of the customer and determine what course of action is to be taken to meet or exceed the customer's needs. The CAM Compiler can be developed and characterized for the customer's specific process or a Licensed Foundry's process specified by the customer.

        NetLogic and Virage agree that Virage will assume the leadership role and provide substantially all of the support to the customer to develop the CAM Compiler. Under this assumption, Virage shall receive and retain substantially the entire NRE fee and/or the compiler license for development of the CAM Compiler. If NetLogic provides support to develop the CAM Compiler, then NetLogic and Virage agree to split the NRE fee and/or the compiler license fee based on the amount of time and/or resources expended by the respective parties in accordance with the method established in the Formal Contract. Before the parties begin any CAM Compiler development where Net Logic provides support for the development of the CAM Compiler, the parties shall agree upon the resources to be expended by each.


        Virage may also charge the customer a maintenance fee. The parties anticipate that Virage will provide most of the maintenance services for the Compiler and shall retain the entire maintenance fee. If, however, NetLogic provides maintenance services for the Compiler, then Virage and NetLogic shall split the maintenance fee based on the amount of time and/or resources expended by the respective parties in accordance with the method established in the Formal Contact. NetLogic shall independently establish a technology license relationship with the customer for use of NetLogic's Embedded CAM Technology in each Compiler. NetLogic shall receive and retain all compensation, including a license fee.


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and a royalty, from its separate licensing arrangement with the Customer consistent with its established license business model.

      INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

      Neither NetLogic nor Virage may use each other's technology for any purpose other than that identified in this agreement. In all cases, the confidentiality of NetLogic and Virage technology must be protected. Both parties agree to execute a mutual non-disclosure agreement, which shall become a part of this agreement and the Formal Contract.

      Additionally, Virage and NetLogic agree to cross-license each other's relevant technology and patents required for the development, sale, and use of the developed CAM Compiler. Also, NetLogic and Virage agree not to develop other compilers that compete against the CAM Compiler developed under this agreement. NetLogic and Virage also agree not to engage or sell products to the other companies' competitors. Each company is to provide a list of competitors, and that list is to be attached to this document as Attachment A. Attachment A may be updated from time-to-time by either party and shall be incorporated into the Formal Contract.

      NetLogic and Virage anticipate that there will be intellectual property developed by the parties during the course of development of the CAM Compiler under this agreement and the subsequent Formal Contract. The parties agree that the ownership of any intellectual property developed during the course of the development of the CAM Compiler shall be as follows:

      a) Any intellectual property developed independently by either party which is not based on the other party's intellectual property shall be the sole and exclusive property of the developing party and the non-developing party shall not acquire any ownership interest in it. However, the developing party shall grant the non-developing party a non-transferable, non-exclusive, royalty-free license to use the intellectual property only in connection with the products developed pursuant to this agreement or the subsequent Formal Contract. All other license grants shall be at the sole discretion of the developing party.

      b) Any intellectual property developed independently by either party which is based on the other party's intellectual property shall be the sole and exclusive property of the developing party and the non-developing party shall not acquire any ownership interest in it. However, the developing party shall grant the non-developing party a perpetual non-transferable, non-exclusive, royalty-free license to use the intellectual property to develop products or services provided by the non-developing party, and to make or sell products that incorporate the intellectual property.

      c) Any intellectual property jointly developed by both parties shall be jointly owned by both parties. Neither party shall license, assign, or transfer or grant any rights in or to the jointly developed intellectual property to any Third Party without the prior written consent of the other party. Each party agrees that it will not unreasonably withhold such consent. The parties shall define in the Formal Contract the method of allocation between the parties of any revenue derived from the jointly developed intellectual property.


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        NetLogic and Virage agree to cooperate in joint selling activities to locate an initial source of NRE fees to help fund development of the CAM Compiler. NetLogic and Virage agree to cooperate on development of a verification vehicle for the Virtual Component, and a silicon validation report with the first customer and Licensed Foundry. NetLogic and Virage agree that Virage shall assume the leadership role in developing the CAM Compiler with the Licensed Foundry, and that NetLogic shall provide specific product support for the Virtual Component on an as needed basis. If possible, the first CAM Compiler will be developed with common design rules to allow foundry reuse. NetLogic and Virage shall migrate the developed CAM Compiler to additional foundries based on customer demand.

        MARKETING

        NetLogic and Virage agree to perform joint marketing activities to promote the relationship established by this Agreement. The activities shall include, but not be limited to, the following:

        a) A joint press release that the parties are working together to develop a CAM Compiler the includes NetLogic's Embedded CAM Technology, the joint press release to be published after signature of this MOU and approval of the joint press release by both parties,

        b) Joint sales activities to establish the first customer, that will fund the NRE of the first Compiler, and also subsequent customers to proliferate the CAM Compiler products,

        c) A jointly authored white paper discussing the NetLogic's CAM technology and the Virage Compiler technology, and the advantages of both in one product,

        d) Quarterly technology reviews to inform each party of subsequent technology developments that could lead to the modification of the product established under this agreement, or to additional products jointly developed by the parties,

        e) Advertisement of the Compiler in the list of off-the-shelf components by both NetLogic and Virage, including published datasheets to be used by both companies in the selling of the Compiler.

NETLOGIC MICROSYSTEMS, INC.                   VIRAGE LOGIC CORPORATION


/s/ AL KWOK                                   /s/ ADAM KABLANIAN
------------------------------------          ----------------------------------
NAME:  Al Kwok                                NAME:  Adam Kablanian
TITLE: VP of Operations and Business          TITLE:  President & CEO
Development
DATE:                                         DATE:

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